Report of Independent Registered
Public Accounting Firm



To the Shareholders and Board of Trustees of American Independence Funds Trust
In planning and performing our audits of the financial statements of American Independence Funds Trust comprising NestEgg Dow Jones US 2010 Fund
NestEgg Dow Jones US 2015 Fund NestEgg Dow
Jones US 2020 Fund NestEgg Dow Jones US 2030
Fund and NestEgg Dow Jones US 2040 Fund Stock
Fund International Equity Fund Short-Term Bond Fund
Intermediate Bond Fund and Kansas Tax Exempt
Bond Fund collectively as the Funds as of and for the year ended October 31 2006 in accordance with the standards of the Public Company Accounting
Oversight Board United States we considered its internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the American
Independence Funds Trusts internal control over financial reporting Accordingly we express no such opinion
The management of American Independence Funds
Trust is responsible for establishing and maintaining effective internal control over financial reporting
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls
The Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of the Funds assets that could have a material effect on the financial statements
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate
A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the Funds ability to initiate authorize record process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the trusts annual or interim financial statements that is more than inconsequential will not be prevented or detected
A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected
Our consideration of American Independence Funds
Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
United States However we noted no deficiencies in the American Independence Funds Trusts internal control over financial reporting and its operation including controls for safeguarding securities that we consider to be a material weakness as defined above as of October 31 2006
This report is intended solely for the information and use of management and the Board of Trustees of American Independence Funds Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties

s Grant Thornton LLP



Chicago Illinois
December 8 2006